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                                                            EXHIBIT 10(j)

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 15th day of January, 1996, by and between Interstate General Company L.P., a Delaware limited partnership (the "Company"), and James J. Wilson (the "Executive").

                                   RECITALS

     WHEREAS, the Executive has served the Company and its predecessors as Chief Executive Officer for over thirty years and thereby possesses unique and valuable expertise pertaining to the operational and strategic needs of the Company and its affiliates; and

     WHEREAS, the Company has been engaged in efforts to ensure the availability of qualified executive management to guide the Company for the foreseeable future; and

     WHEREAS, the Company wishes to secure the continued services of the Executive and availability of his unique and valuable expertise, particularly with respect to development of business strategies and strategic opportunities; and

     WHEREAS, the Company also wishes to acknowledge and reward the valuable contributions made by the Executive throughout the Company's entire history;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to be bound by the following terms and conditions:

I.   POSITION AND AUTHORITY

     The Executive will hold the title of Chairman and Chief Executive Officer of the Company and Chairman of the Board of Interstate General Management Corporation ("IGMC"). The Executive shall report to the Board of Directors of IGMC (the "Board of Directors") and shall render such services to the Company as are customarily rendered by the Chief Executive Officer, and the Executive shall be deemed to satisfy such obligations so long as he continues to hold the titles set forth above. Without limitation of the foregoing, subject to the direction of the Board of Directors, the Executive shall have general supervision over the business and affairs of the Company and over its officers and agents and general management and control of all of its properties.

II.  TERM

     The term of employment of the Executive by the Company hereunder (the "Term") shall begin on January 1, 1996, and shall continue thereafter through the Expiration Date. The Expiration Date shall be December 31, 1998. However, notwithstanding the Term, the Executive's employment may terminate prior to the Expiration Date if one or more of the following circumstances occur:

     A. If the Executive dies or becomes Disabled (as defined below) the Executive's employment and this Agreement shall terminate automatically upon such date of death or Disability. In the event the Executive dies during the term of this Agreement, the Executive's estate shall be entitled to Company benefits per Company policies and procedures, including life insurance

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benefits, plus an amount equal to six (6) months of the Executive's base salary payable in accordance with the terms hereof. In the event that the Executive becomes Disabled during the term of this Agreement, during the six (6) months following the date he becomes Disabled, the Company shall pay the Executive an amount, if any, which when added to any other disability benefits to be received by the Executive during such period under the Company's benefit plans, would equal six (6) months of the Executive's base salary. For purposes of this Agreement, the Executive shall become "Disabled" at such time as the Executive has a physical or mental condition, verified by a physician designated by the Company, which in the judgment of the Board of Directors prevents the Executive from carrying out one or more of the material aspects of his assigned duties for at least 270 consecutive days and termination of Executive's employment on such grounds would not be in violation of the Americans with Disabilities Act or other applicable law. The Executive agrees, upon request of the Board of Directors, at a time convenient to the Executive during a 30-day period designated by the Board of Directors, to submit to any medically reasonable examination by a physician designated by the Company.

     B. The Company may, at its election, terminate the Executive's employment and this Agreement for cause. For purposes hereof, "cause" shall be defined as (1) engaging in fraud or conduct with the intent of causing substantial harm to the Company and/or (2) conviction of a felony, other crime involving theft or fraud, or other crime of moral turpitude involving the Company; provided, that "cause" shall not include any conviction of charges pending as of the date of this Agreement. In the event the Company elects to terminate the Executive's employment for cause, such termination may be made effective immediately, and no advance notice shall be required. The decision to terminate the Executive's employment for cause must be approved by the Board of Directors.

     C. Either the Executive may elect to terminate the employment relationship or the Company may elect to terminate such employment without cause. In such a case, advance written notice of termination shall be delivered by the terminating party to the non-terminating party at least ninety
(90) days prior to the date of termination. In addition, if the Company terminates the employment without cause or the Executive terminates the employment for a Good Reason (defined below), the Company agrees to pay the Executive his base salary for the balance of the Term. The decision to terminate the Executive's employment without cause must be approved by the Board of Directors.

     For purposes of this section II.C., the Executive shall have terminated the employment for a Good Reason if the Executive terminates the employment relationship within 6 months following the occurrence of (i) the Company materially reducing, diminishing, terminating or otherwise impairing the Executive's duties, titles and/or responsibilities without the Executive's consent, or without cause; (ii) the Company instructing the Executive despite his written objection delivered to the Board of Directors to take any action which is in violation of any law, ordinance or regulation or would require any act of dishonesty or moral turpitude; or (iii) the Company committing a material breach of any of the provisions of this Agreement.

     After termination of employment, regardless of the ground or basis therefor, the Company shall pay the Executive any accrued benefits to which he is entitled (including unpaid bonus, if any, for performance by the Executive of the preceding completed year) according to Company policies and procedures.



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III. COMPANY RULES AND REGULATIONS

     The Executive agrees to comply with all directives of the Board of Directors and all written rules, policies, and regulations of the Company, including, but not limited to, those set forth in the Employee Handbook, and to carry out and perform such directives, policies, and mandates of the Company as set forth herein. In the event of an express conflict between the terms of this Agreement and the written rules, policies, and regulations of the Company, as set forth in the Employee Handbook the terms of this Agreement shall govern.

IV.  DUTIES AND RESPONSIBILITIES

     A. During the period of his employment hereunder, and for a period of three (3) years thereafter, the Executive shall not, without the written consent of the Board of Directors or a person authorized by the Board of Directors, disclose to any person other than as required by law or court order, or other than to an authorized employee of the Company or its affiliates, or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company (e.g., disclosure to the Company's or its affiliates' outside accountants or bankers of financial data properly requested by such persons and approved by an authorized officer of the Company), any confidential information obtained by him while in the employ of the Company with respect to any of the Company's or its affiliates' products, services, customers, suppliers, marketing techniques, methods or future plans; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The Executive shall be allowed to disclose confidential information to his attorney solely for the purpose of ascertaining whether such information is confidential within the intent of this Agreement; provided, however, that the Executive
(a) discloses to his attorney the provisions of this subsection A and
(b) agrees not to waive the attorney-client privilege with respect thereto.

     B. While the Executive is employed by the Company hereunder, the Executive shall use his best efforts to make available to the Company business opportunities that come to his attention or to the attention of persons (other than natural persons) under his control.

     C. Nothing in this Agreement shall be deemed to restrict the Executive from pursuing or engaging in other business activities provided that such activities do not unreasonably interfere with the performance of his responsibilities hereunder.

V.   COMPENSATION

     The Executive shall be compensated by the Company with an annual base salary of $473,000 payable semi-monthly. The Executive's compensation will be reviewed for modification on an annual basis and will be reviewed for modification by March 1, 1996, with any modification to be made retroactive to January 1, 1996.

VI.  FRINGE BENEFITS

     In addition to the compensation as defined above, the Executive shall be entitled to the following fringe benefits:


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     A.   The Executive shall be eligible to participate in the Company's health plans and life and disability insurance programs available to senior executive employees in accordance with the terms and provisions thereof.

     B. The Executive will be eligible to participate in all other employee benefits available to senior executive employees including vacations, retirement plans, bonus plans, and equity-based incentive compensation plans in accordance with the terms and provisions thereof.

     C. The Executive's position requires continuing education and idea exchanges to keep abreast with emerging trends. Accordingly, during the term of this Agreement the Company shall pay all of the Executive's dues and membership fees to the Chief Executive Organization.

     D. The Company will provide the Executive with an executive sedan. The Company shall bear all costs and expenses, such as insurance premiums and necessary repairs, associated with this automobile, including costs and expenses of a driver. Upon termination of the employment relationship, the Executive shall return the automobile to the Company or, if such automobile is owned by the Company, the Executive may purchase such automobile from the Company for a price equal to its current fair market value determined by reference to a nationally published reference of used car values. If such automobile is leased by the Company, upon termination of the employment relationship and request of the Executive, the Company will use reasonable efforts to transfer the lease, to the extent permitted thereunder, to the Executive.

     E. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.

VII. INDEMNIFICATION

     The Company agrees to indemnify the Executive, with respect to his performance of his duties described herein, to the maximum extent permitted by law, subject to the terms of the Third Amended and Restated Limited Partnership Agreement of the Company.

VIII.     ARBITRATION

     A. Any dispute or controversy arising between the Executive and the Company relating to this Agreement shall be submitted to private, binding arbitration, upon the written request of either the Executive or the Company, before a panel of three arbitrators, under the administration of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of such dispute or controversy, the Company and the Executive shall independently and simultaneously select and identify one arbitrator each, both of whom must have no past or present familial or business relationships with the parties and must possess expertise in the area of compensation of senior management employees in the real estate industry. In the event that a party has not selected its arbitrator within 60 days of initiation of the arbitration, the AAA shall select such arbitrator. These two

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arbitrators shall jointly agree upon and select a third arbitrator who also possesses such credentials. These three arbitrators shall hear and decide the dispute or controversy by majority vote, and their decision and award shall be final and conclusive upon the parties, and their heirs, administrators, executors, successors, and assigns. The arbitrators shall have no power or authority to add to, subtract from, or otherwise modify the terms of this Agreement. Wherever the Commercial Arbitration Rules of the AAA conflict with the procedures set forth in this section, the terms of this section shall govern. The Executive and the Company agree that the arbitration must be initiated by personally delivering a statement of claim to the AAA and to the party against whom the claim is asserted no later than ninety (90) days after the basis of the claim becomes known, or reasonably should have been known or discovered, by the party asserting the claim. In the event arbitration is not initiated within such ninety (90) day period, such claim, dispute, or controversy shall be irrevocably time-barred. A judgment based upon such arbitration award may be entered in any court having jurisdiction thereof.

     B. Notwithstanding the foregoing, any action brought by the Company seeking a temporary restraining order, temporary and/or permanent injunction, and/or a decree of specific performance of the terms of this Agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to arbitration.

IX.  ASSIGNABILITY AND BINDING EFFECT

     The Executive may not assign this Agreement, or any obligation or rights hereunder, to any other person or entity without the express written consent of the Company. This Agreement shall be binding upon the Executive and his heirs, executors, administrators, and successors.

X.   GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Delaware (excluding the choice-of-law rules thereof).

XI.  CAPTIONS

     All captions contained in this Agreement are for convenience only and in no way define or describe the intent of the parties or specific terms hereof.

XII. SEVERABILITY

     If any provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions shall not be affected thereby.

XIII.     ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof. All prior negotiations or stipulations concerning any matter which preceded or accompanied the execution hereof are conclusively deemed to be superseded hereby.

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or director as may be specifically designated by the Board of Directors.


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XIV. NOTICES; MISCELLANEOUS

     For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be duly given when delivered by hand or facsimile transmission or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company:

          Interstate General Company L.P.
          222 Smallwood Village Center
          St. Charles, Maryland  20602
          Attention:  President

     If to the Executive:

          Mr. James J. Wilson
          Dresden Farm
          39997 Snickersville Turnpike
          Middleburg, Virginia  22117

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first set forth below, and the parties represent that they have the capacity and authorization, whether it be personal or by the Board of Directors of the managing general partner of the Company, to execute this Agreement.

                         INTERSTATE GENERAL COMPANY L.P.

                         BY: INTERSTATE GENERAL MANAGEMENT CORPORATION, its managing general partner



Date:  January 19, 1996       /s/ Donald G. Blakeman
       ----------------       -----------------------------------------
                              Donald G. Blakeman
                              Executive Vice President


Date:                         /s/ James J. Wilson
       ----------------       ----------------------------------------
                              James J. Wilson